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                               AGREEMENT OF MERGER


     AGREEMENT OF MERGER (the "Agreement") dated February 16, 1999 by and between NETWORD, INC., a Delaware corporation ("Surviving Corporation"), and NETWORD LLC, a Delaware limited liability company ("Disappearing LLC").

     This Agreement provides for the merger of Disappearing LLC with and into Surviving Corporation (the "Merger").

     Surviving Corporation was incorporated in the State of Delaware on February 2, 1999. Its total authorized capital stock is 40,010,000 shares of which 40,000,000 shares are classified as common stock, $.01 par value (the "Common Stock") and 10,000 shares are classified as preferred stock, $.01 par value. None of such authorized shares have been issued.

     Disappearing LLC was formed pursuant to the laws of the state of Delaware on November 15, 1996. A total of 36,053.69 Units representing membership interests in Disappearing LLC are issued and outstanding, each of which was entitled to vote on the Merger. Additionally, Disappearing LLC has issued and outstanding options pursuant to which the holders have rights to purchase an aggregate of 9,229.15 additional such Units of Disappearing LLC.

     The Board of Directors of Surviving Corporation (the "Board") has determined that the Merger is advisable and in the best interests of Surviving Corporation, and members of Disappearing LLC holding a majority of the outstanding Units of Disappearing LLC (the "Members") and a majority of the managers of Disappearing LLC (the "Managers") have determined that the Merger is advisable and in the best interests of Disappearing LLC.

     It is, therefore, agreed as follows:

     1. On the date on which a certificate of merger with respect to the Merger is filed with the Secretary of State of Delaware (the "Effective Date"), Disappearing LLC shall be merged into Surviving Corporation and the separate existence of Disappearing LLC shall cease. Surviving Corporation shall be the




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surviving entity, under its present name, and shall continue to be governed by the laws of the State of Delaware. The time of filing such certificate is herein referred to as the "Effective Time."

     2. The Certificate of Incorporation of Surviving Corporation in effect at the Effective Time shall continue as the Certificate of Incorporation of the surviving entity. The Bylaws of Surviving Corporation in effect at the Effective Time shall continue as the Bylaws of the surviving entity. The officers and directors of Surviving Corporation in office at the Effective Time shall continue to hold their respective positions until their successors shall have been duly elected and qualified or until their earlier resignation or removal.

     3. (a) At the Effective Time, each outstanding Unit of Disappearing LLC shall cease to be outstanding and shall be converted into, and the holder thereof shall be entitled to receive, in exchange for such Unit, (i) 247 shares of Common Stock of Surviving Corporation and (ii) warrants (each, a "Warrant") substantially in the form of Exhibit A hereto to purchase 88 shares of Common Stock of Surviving Corporation (the "Warrant Shares") at an exercise price of $1.25 per share. The Warrants shall expire on the fifth anniversary of the Effective Date, subject to prior redemption by Surviving Corporation upon the occurrence of certain events.

        (b) At the Effective Time, each outstanding option to purchase Units of Disappearing LLC shall be canceled and cease to be outstanding. Promptly after the Effective Time, Surviving Corporation shall grant new options to purchase shares of Common Stock of Surviving Corporation to the holders of such canceled options, in such quantities and ratios that each holder of a canceled option to purchase one Unit shall receive new options to purchase (i) 247 shares of Common Stock of Surviving Corporation at an exercise price of $0.1666 per share ("A Options") and (ii) 88 shares of Common Stock of Surviving Corporation at an exercise price of $1.25 per share ("B Options"). All such new options shall be issued pursuant to an incentive plan of Surviving Corporation authorized by the Board and approved by the stockholders of Surviving Corporation, shall be non-assignable or transferable except by will or pursuant to the laws of descent and distribution and shall be immediately exercisable. All A Options shall expire on the third anniversary of the Effective Date, and all B Options shall expire on the fifth anniversary of the Effective Date.




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     4. (a) As soon as practicable after the Effective Time, each holder of a certificate or certificates which prior thereto represented issued and outstanding Units of Disappearing LLC shall be entitled to surrender such certificate(s) to the Secretary of Surviving Corporation at the principal office of Surviving Corporation, at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877, and shall receive in exchange therefor one or more certificates representing the number of shares of Surviving Corporation Common Stock and the Warrants into which his or her Units shall have been converted by virtue of the Merger. From and after the Effective Time, certificates evidencing Units of Disappearing LLC shall evidence only the rights to receive shares of Common Stock and Warrants in exchange therefor as provided in the preceding sentence, and the registered holders of canceled Units shall be deemed to be holders of shares of Common Stock and Warrants whether or not such certificates shall have been surrendered.

     All stock certificates for shares of Common Stock and Warrants shall bear a legend stating, as the case may be, that the shares of Common Stock or the Warrant and the related Warrant Shares evidenced thereby have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or under any state securities laws, and that such shares of Common Stock, the Warrant and the Warrant Shares may not be transferred until (i) a registration statement with respect thereto is effective under the Securities Act and applicable state securities laws, or (ii) the Company receives an opinion of counsel to the Company or other counsel reasonably satisfactory to the Company that such securities may be transferred without such registration.

        (b) As soon as practicable after the Effective Time, each person who prior to the Effective Time held an option to purchase a Unit of Disappearing LLC shall receive an award letter evidencing the grant of new options to such person as provided in Section 3(b) hereof.

     5. This Agreement and the Merger may be abandoned or terminated prior to the filing of the certificate of merger with the Secretary of the State Delaware by resolution duly adopted by the Board, the Members and the Manager.




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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                                      NETWORD, INC.



                                                      By:/s/ Michael Wise
                                                         -----------------------
                                                         Michael Wise, President



                                                      NETWORD LLC



                                                      By:/s/ Michael Wise
                                                         -----------------------
                                                         Michael Wise, Manager





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                                  Netword, Inc.
                             Secretary's Certificate


     The undersigned, Kent Klineman, Secretary of Netword, Inc., a Delaware corporation and one of the constituent entities mentioned in the foregoing Agreement of Merger (the "Agreement"), certifies that (i) the Agreement has been adopted by the unanimous written consent of the Board of Directors of Netword, Inc. in accordance with Sections 264 and 251 of the Delaware General Corporation Law ("DGCL") and (ii) pursuant to ss.251(f) of the DGCL, no stockholder approval was required since no shares of Netword, Inc. were issued prior to adoption of the Agreement by the Board of Directors.

Dated: February 16, 1999


                                                     /s/ Kent M. Klineman
                                                     ---------------------------
                                                     Secretary of Netword, Inc.






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                                   Netword LLC
                              Manager's Certificate

     The undersigned, Michael Wise, Manager of Netword LLC, a Delaware limited liability Company and one of the constituent entities mentioned in the foregoing Agreement of Merger (the "Agreement"), certifies that the Agreement has been adopted by the written consent of members of Netword LLC holding a majority of the outstanding voting membership interests of Netword LLC and a majority of the managers of Netword LLC, in accordance with the provisions of the limited liability company agreement of Netword LLC and the Delaware Limited Liability Company Act.

Dated: February 16, 1999


                                                     /s/ Michael Wise
                                                     ---------------------------
                                                     Manager of Netword LLC





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                                   EXHIBIT A

                See Exhibit 3.1 to this Registration Statement.